EXHIBIT 5.1

                                 Stoel Rives LLP
                                    Attorneys

                            Standard Insurance Center
                        900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                                January 10, 2003

Board of Directors
Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, Oregon 97077

      We have acted as counsel for Tektronix, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 5,500,000 Common Shares, without par value, of the Company issuable under the Company's 2002 Stock Incentive Plan (the "Incentive Shares") and 60,000 Common Shares issuable under the Company's 2001 Stock Option Plan (the "Option Shares"). We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

      Based on the foregoing, it is our opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon;

      2. The Incentive Shares and Option Shares have been duly authorized; and

      3. The Incentive Shares and Option Shares, when issued in accordance with the Company's 2002 Stock Incentive Plan and 2001 Stock Option Plan, respectively, and resolutions adopted by the board of directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.

      This opinion is not rendered with respect to any laws other than the laws of the state of Oregon and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ STOEL RIVES LLP
                                        STOEL RIVES LLP